                                                                    EXHIBIT 12.0
                                                                   (Page 1 of 2)

                         MATTEL, INC. AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     (Amounts in thousands, except ratios)

                                   For the Years Ended December 31,(a)
                               -----------------------------------------------
                                 1998      1997      1996     1995      1994
                               --------  --------  -------- --------  --------
Earnings Available for Fixed
 Charges:
Income before income taxes,
 cumulative effect of changes
 in accounting principles and
 extraordinary items.......... $465,063  $425,082  $536,756 $504,668  $362,157
Less (plus) minority interest
 and undistributed income
 (loss) of less-than-majority-
 owned affiliates, net........     (165)     (144)      303      (36)     (649)
Add:
  Interest expense............  110,833    90,130   100,226  102,983    87,071
  Appropriate portion of
   rents(b)...................   16,262    17,665    19,527   19,450    16,224
                               --------  --------  -------- --------  --------
Earnings available for fixed
 charges...................... $591,993  $532,733  $656,812 $627,065  $464,803
                               ========  ========  ======== ========  ========
Fixed Charges:
Interest expense.............. $110,833  $ 90,130  $100,226 $102,983  $ 87,071
Capitalized interest..........      993       991     1,789      693       285
Appropriate portion of
 rents(b).....................   16,262    17,665    19,527   19,450    16,224
                               --------  --------  -------- --------  --------
Fixed charges................. $128,088  $108,786  $121,542 $123,126  $103,580
                               ========  ========  ======== ========  ========
Ratio of earnings to fixed
 charges......................    4.62X     4.90X     5.40X    5.09X     4.49X
                               ========  ========  ======== ========  ========

--------
(a) The ratio of earnings to fixed charges for 1994 through 1997 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. ("Tyco") into Mattel, which was accounted for as a pooling of interests.

(b) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

                                                                   EXHIBIT 12.0
                                                                  (Page 2 of 2)

                         MATTEL, INC. AND SUBSIDIARIES

          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                     (Amounts in thousands, except ratios)

                                    For the Years Ended December 31,(a)
                                -----------------------------------------------
                                  1998      1997      1996     1995      1994
                                --------  --------  -------- --------  --------
Earnings Available for Fixed
 Charges:
Income before income taxes,
 cumulative effect of changes
 in accounting principles and
 extraordinary items..........  $465,063  $425,082  $536,756 $504,668  $362,157
Less (plus) minority interest
 and undistributed income
 (loss) of less-than-majority-
 owned affiliates, net........      (165)     (144)      303      (36)     (649)
Add:
  Interest expense............   110,833    90,130   100,226  102,983    87,071
  Appropriate portion of
   rents(b)...................    16,262    17,665    19,527   19,450    16,224
                                --------  --------  -------- --------  --------
Earnings available for fixed
 charges......................  $591,993  $532,733  $656,812 $627,065  $464,803
                                ========  ========  ======== ========  ========
Fixed Charges:
Interest expense..............  $110,833  $ 90,130  $100,226 $102,983  $ 87,071
Capitalized interest..........       993       991     1,789      693       285
Dividends--Series B preferred
 stock........................       --      2,537     3,406    3,200     2,157
Dividends--Series C preferred
 stock........................     7,960     7,968     3,985      --        --
Dividends--Series F preference
 stock........................       --        --        --     3,342     4,689
Appropriate portion of rents
 (b)..........................    16,262    17,665    19,527   19,450    16,224
                                --------  --------  -------- --------  --------
Fixed charges.................  $136,048  $119,291  $128,933 $129,668  $110,426
                                ========  ========  ======== ========  ========
Ratio of earnings to fixed
 charges......................     4.35X     4.47X     5.09X    4.84X     4.21X
                                ========  ========  ======== ========  ========

--------
(a) The ratio of earnings to combined fixed charges and preferred stock dividends for 1994 through 1997 has been restated for the effects of the March 1997 merger of Tyco into Mattel, which was accounted for as a pooling of interests.

(b) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.